UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2005

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-67232

11-3618510
(I.R.S. Employer Identification Number)

960 High Road
London N12 9RY, United Kingdom
(Address of principal executive offices) (Zip Code)

011.44.8451087777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ྑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 23, 2005 the Registrant signed a Securities Purchase Agreement based on certain terms and conditions to sell to certain investors (the "Purchasers") an aggregate of 324,000 shares of common stock (the "Shares") at a purchase price of $2.50 per share together with 162,000 warrants to purchase shares of common stock (the "Warrants"), half of which at $3.00 per share exercisable for five years and half of which at $3.25 per share exercisable for five years (the "Financing").

The Shares and the Warrants are offered and to be sold without registration under the Securities Act of 1933 to a limited number of accredited investors in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933 and Rule 506 as promulgated there under and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act of 1933. An appropriate legend will be placed on the Shares and the Warrants and will be placed upon the shares issuable upon exercise of the warrants, unless registered under the Securities Act of 1933 prior to issuance.

Pursuant to the terms of the Registration Rights Agreement between the Purchasers and the Registrant, the Registrant is obligated to file a registration statement on Form SB-2 or any other appropriate form registering the resale of Shares and the shares issuable upon exercise of the Warrants. If the registration statement is not timely filed, or declared effective within the time frame described, or if the registration is suspended other than as permitted in the Registration Rights Agreement, the Registrant will be obligated to pay the Purchasers an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by the Purchasers pursuant to the Securities Purchase Agreement for any "Registrable Securities" as that term is defined in the Registrations Rights Agreement, then held by the Purchasers as to the first month and 2% of such amount for each 30 day period thereafter. If the Registrant fails to pay any partial liquidated damages in full within seven days after the date payable, the Registrant will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchasers, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

The gross cash proceeds to be received from the Financing will be $810,000. The net proceeds of the Financing are expected to be used for general working capital and/or investment in equipment and/or for acquisitions and/or business development.

The closing of the Financing is dependent on the fulfilling of the terms and conditions as required by the Escrow Agreement dated November 23, 2005, by and between the Registrant and the Purchasers, including but not limited to obtaining the approval of the Registrant’s Shareholders as required by the rules of the American Stock Exchange.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

Item 3.02 Unregistered Sales of Equity Securities.

On November 23, 2005 the Registrant signed a Securities Purchase Agreement based on certain terms and conditions to sell to certain investors (the "Purchasers") an aggregate of 324,000 shares of common stock (the "Shares") at a purchase price of $2.50 per share together with 162,000 warrants to purchase shares of common stock (the "Warrants"), half of which at $3.00 per share exercisable for five years and half of which at $3.25 per share exercisable for five years (the "Financing").

The Shares and the Warrants are offered and to be sold without registration under the Securities Act of 1933 to a limited number of accredited investors in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933 and Rule 506 as promulgated there under and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act of 1933. An appropriate legend will be placed on the Shares and the Warrants and will be placed upon the shares issuable upon exercise of the warrants, unless registered under the Securities Act of 1933 prior to issuance.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

10.65	Securities Purchase Agreement, dated November 23, 2005, by and between the Registrant and the Purchasers.

10.66	Registration Rights Agreement, dated November 23, 2005, by and between the Registrant and the Purchasers.

10.67	Common Stock Purchase Warrant, dated November 23, 2005, by the Registrant in favor of the Purchasers.

10.68	Escrow Agreement, dated November 23, 2005, by and between the Registrant, the Purchasers and the Escrow Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: November 29, 2005	By:	/s/ Guy Nissenson
Guy Nissenson
President and Chief Executive Officer